UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Semtech Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 20, 2023, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Lion Point Capital, LP and certain of its affiliates (“Lion Point”) on March 17, 2023.

Pursuant to the Cooperation Agreement and effective July 1, 2023, the Company’s Board of Directors (the “Board”) has appointed Hong Q. Hou as an independent member of the Board. Mr. Hou will serve as a director with his term expiring at the Company’s calendar 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Effective when he joins the Board, Mr. Hou has been appointed to the Compensation Committee of the Board (the “Compensation Committee”). The Board has determined that Mr. Hou qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

As a non-employee director, Mr. Hou will be compensated for his service on the Board in accordance with the Company’s Policy Regarding Director Compensation (the “Director Compensation Policy”) pursuant to which he will receive a retainer of $55,000 per year for his service on the Board and $10,000 per year for his service on the Compensation Committee. Also in accordance with the Director Compensation Policy, on July 1, 2023 (the “Grant Date”), Mr. Hou will be granted the following equity awards under the Company’s 2017 Long-Term Equity Incentive Plan: an initial Non-Deferred RSU Award for stock-settled restricted stock units with a grant date fair value of $90,000, and an Initial Deferred RSU Award for cash-settled restricted stock units with a grant date fair value of $90,000. The number of stock units subject to each such award will be determined by dividing the applicable grant date fair value ($90,000) by the closing price (in regular trading) for a share of the Company’s common stock on the Nasdaq Stock Market on the Grant Date (or as of the last trading day preceding such date if the Grant Date is not a trading day), rounded down to the nearest whole unit. Each such award of restricted stock units will be scheduled to vest on the earlier of the one-year anniversary of the Grant Date or the date immediately preceding the date of the 2024 Annual Meeting, subject to Mr. Hou’s continued service to the Company through such vesting date. The awards will be subject to accelerated vesting, and settlement in stock or cash, as provided in the Director Compensation Policy. The Director Compensation Policy is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2021 filed with the SEC on September 1, 2021.

The Company will enter into its standard form of indemnification agreement for Board members (the “Indemnification Agreement”) with Mr. Hou. The form of Indemnification Agreement is attached as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2022 filed with the SEC on November 30, 2022.

Other than as described in the Cooperation Agreement, there are no arrangements or understandings between Mr. Hou or any other persons pursuant to which Mr. Hou was named a director of the Company. Neither Mr. Hou nor his immediate family members have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On June 30, 2023, the Company issued a press release announcing the appointment of Mr. Hou to the Board and to the Compensation Committee. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Semtech Corporation issued on June 30, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: June 30, 2023	By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer